As filed with the Securities and Exchange Commission on March 11, 2010
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NOBLE CORPORATION
NOBLE HOLDING INTERNATIONAL LIMITED
(Exact name of each registrant as specified in its charter)

NOBLE CORPORATION CAYMAN ISLANDS	NOBLE HOLDING INTERNATIONAL LIMITED CAYMAN ISLANDS
(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)

98-0366361	98-0477694
(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)

P.O. Box 309 GT, Ugland House,	P.O. Box 309 GT, Ugland House,
South Church Street	South Church Street
Georgetown, Grand Cayman	Georgetown, Grand Cayman
Cayman Islands, BWI	Cayman Islands, BWI
(345) 949-8080	(345) 949-8026
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Copy to:

Andrew J. Strong Noble Corporation P.O. Box 309 GT, Ugland House, South Church Street Georgetown, Grand Cayman Cayman Islands, BWI	David L. Emmons Joe S. Poff Baker Botts L.L.P. One Shell Plaza 910 Louisiana Street Houston, Texas 77002
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public:  From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑	Smaller reporting company ☐
(Do not check if smaller reporting company)

CALCULATION OF REGISTRATION FEE

	Proposed Maximum
Title of Each Class of	Offering Price Aggregate	Amount of
Securities to be Registered	Offering Price(1)	Registration Fee
Debt Securities	$—	—
Guarantees of Debt Securities	$—	(2)
Total	$1,500,000,000	$106,950(3)

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act and exclusive of accrued interest. In no event will the aggregate initial offering price of all securities issued from time to time pursuant to this Registration Statement exceed $1,500,000,000 or the equivalent thereof in foreign currencies, foreign currency units or composite currencies. If any debt securities are issued at an original issue discount, then the offering price shall be in such greater principal amount as shall result in an aggregate initial offering price of up to $1,500,000,000 or the equivalent thereof in foreign currencies, foreign currency units or composite currencies, less the dollar amount of any securities previously issued hereunder. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(2)	No separate consideration will be received for any guarantee of debt securities; accordingly pursuant to Rule 457(n) under the Securities Act, no separate filing fee with respect to the guarantees of debt securities is required.

(3)	Pursuant to Rule 457(p) of the Securities Act, the registrants hereby offset the registration fee required in connection with this registration statement by $8,350, representing the amount of the registration fee associated with unsold securities, which registration fee was previously paid in connection with the filing of the Registration Statement on Form S-3 (Registration No. 333-107595) originally filed on August 1, 2003. Accordingly, a registration fee of $98,600 is being paid in connection with this registration statement.

EXPLANATORY NOTE

This Registration Statement on Form S-3 is being filed to convert the registrants’ automatic shelf registration statement on Form S-3 (No. 333-155421), which became effective upon filing pursuant to Rule 462(e) under the Securities Act, into a non-automatic shelf registration statement on Form S-3.

The information in this prospectus is not complete and may change. This prospectus is included in a registration statement that we filed with the Securities and Exchange Commission. We and the selling shareholders may not sell these securities until the registration statement becomes effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 11, 2010

PROSPECTUS

Noble Corporation (Cayman Islands)

Debt Securities
Guarantees of Debt Securities

Noble Holding International Limited

Debt Securities
Guarantees of Debt Securities

This prospectus relates to debt securities of Noble Corporation, a Cayman Islands exempted company (“Noble-Cayman”), and debt securities of Noble Holding International Limited, a Cayman Islands exempted company (“NHIL”). Any of these securities may be sold from time to time in one or more offerings. The debt securities of Noble-Cayman may be guaranteed by NHIL, a wholly-owned indirect subsidiary of Noble-Cayman. The debt securities of NHIL will be guaranteed by Noble-Cayman. The specific terms of these sales will be provided in supplements to this prospectus.

Each of Noble-Cayman and NHIL is a direct or indirect wholly-owned subsidiary of Noble Corporation, a Swiss corporation (“Noble-Swiss”) that is publicly traded and whose shares are listed on the New York Stock Exchange. Noble-Swiss will not issue any securities under this prospectus or any supplement to this prospectus.

These securities may be offered and sold to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. The securities will be offered in amounts, at prices and on terms to be determined by market conditions at the time of the offerings.

Investing in these securities involves risks.  Please read carefully “Risk Factors” on page 2 for a discussion of risks you should consider before investing.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to consummate sales of securities by the registrants unless accompanied by a prospectus supplement.

The date of this prospectus is        , 2010.

About This Prospectus

As used in this prospectus and any prospectus supplement:

•	“Noble-Cayman,” “we,” “our,” and “us” generally mean Noble Corporation, a Cayman Islands exempted company limited by shares, together with its consolidated subsidiaries, unless the context otherwise requires, such as in the sections providing description of the securities offered in this prospectus or describing the risk factors relating to the securities offered in this prospectus;

•	“NHIL” means Noble Holding International Limited, a Cayman Islands exempted company and a wholly-owned indirect subsidiary of Noble-Cayman; and

•	“issuer” means Noble-Cayman or NHIL, as the case may be, and “issuers” refers collectively to Noble-Cayman and NHIL.

Each of the issuers is a direct or indirect wholly-owned subsidiary of Noble Corporation, a Swiss corporation (“Noble-Swiss”). Noble-Swiss will not be an issuer under this prospectus or any prospectus supplement.

This prospectus is part of a registration statement that the issuers have filed with the Securities and Exchange Commission (referred to as the SEC in this prospectus) utilizing a “shelf” registration process. Under this shelf process, the issuers may offer and sell different types of the securities as described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities that may be offered. Each time securities are sold, a prospectus supplement will be provided and, if applicable, a free writing prospectus that will contain specific information about the terms of that offering and the securities offered in that offering. The prospectus supplement and, if applicable, any free writing prospectus may also add, update or change information contained in this prospectus. You should read this prospectus, the prospectus supplement and any free writing prospectus, together with the additional information contained in the documents referred to under the “Where You Can Find More Information” section of this prospectus.

You should rely only on the information contained in or incorporated by reference in this prospectus and any applicable prospectus supplement or free writing prospectus provided in connection with an offering. None of the issuers has authorized anyone else to provide you with different information. The issuers are not making any offer of securities in any jurisdiction where the offer is not permitted. The information contained or incorporated by reference in this prospectus, any applicable prospectus supplement and free writing prospectus provided in connection with an offering is accurate only as of the respective dates thereof or, in the case of information incorporated by reference, only as of the date of such information, regardless of the time of delivery of this prospectus, an accompanying prospectus supplement or any free writing prospectus. The business, financial condition, results of operations and prospects of the issuers may have changed since such dates.

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Where You Can Find More Information

Noble-Cayman is subject to the informational requirements of the U.S. Securities Exchange Act of 1934, as amended (referred to as the U.S. Exchange Act in this prospectus), and in accordance therewith files annual, quarterly and current reports with the SEC. You may read and copy any reports, statements or other information we file with the SEC at its public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC filings of Noble-Cayman are also available to the public from commercial document retrieval services and at the worldwide web site maintained by the SEC at http://www.sec.gov.

The issuers have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of Noble-Cayman or one of its subsidiaries, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C., as well as through the SEC’s web site.

Incorporation of Certain Information By Reference

The SEC allows information to be “incorporated by reference” into this prospectus, which means that important information can be disclosed to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information in this prospectus. This prospectus incorporates by reference the documents set forth below that Noble-Cayman previously filed with the SEC. These documents contain important information about Noble-Cayman and the other issuers.

•	Annual Report on Form 10-K for the year ended December 31, 2009.

All additional documents that Noble-Cayman files with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the U.S. Exchange Act (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules, unless specifically incorporated in any prospectus supplement) will be incorporated by reference until the offering or offerings to which this prospectus relates are completed.

Documents incorporated by reference are available from Noble-Cayman without charge, excluding exhibits unless an exhibit has been specifically incorporated by reference in this prospectus. You may obtain without charge a copy of documents that are incorporated by reference in this prospectus by requesting them in writing or by telephone at the following address:

Andrew J. Strong
Noble Corporation
P.O. Box 309 GT, Ugland House,
South Church Street
Georgetown, Grand Cayman
Cayman Islands, BWI
(345) 949-8080

ii

Cautionary Statement Regarding Forward-Looking Statements

This prospectus and any accompanying prospectus supplement include or incorporate by reference “forward-looking statements” within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended, and Section 21E of the U.S. Exchange Act. All statements other than statements of historical facts included in this prospectus or an accompanying prospectus supplement or in the documents incorporated by reference regarding the financial position, business strategy, backlog, plans and objectives of management for future operations, foreign currency requirements, industry conditions, and indebtedness covenant compliance of the issuers are forward-looking statements. When used in this prospectus or an accompanying prospectus supplement or in the documents incorporated by reference, the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “should” and similar expressions are intended to be among the statements that identify forward-looking statements. Although the issuers believe that the expectations reflected in such forward-looking statements are reasonable, they cannot assure you that such expectations will prove to be correct. These forward-looking statements speak only as of the date of the document in which they appear and the issuers undertake no obligation to revise or update any forward-looking statement for any reason, except as required by law. The issuers have identified factors that could cause actual plans or results to differ materially from those included in any forward-looking statements. These factors include those referenced or described under “Risk Factors” in the Annual Report on Form 10-K and Quarterly Reports on Form 10-Q of Noble-Cayman, and in its other filings with the SEC, among others. Such risks and uncertainties are beyond the ability of the issuers to control, and in many cases, the issuers cannot predict the risks and uncertainties that could cause their actual results to differ materially from those indicated by the forward-looking statements. You should consider these risks and uncertainties when you are evaluating the issuers and deciding whether to invest in the issuer’s securities.

iii

About Noble-Cayman

Noble-Cayman is a wholly-owned subsidiary of Noble-Swiss. Noble-Swiss, which is publicly traded and whose shares are listed on the New York Stock Exchange, is a leading offshore drilling contractor for the oil and gas industry. Noble-Cayman is a holding company, and, through its subsidiaries, it performs contract drilling services with a fleet of mobile offshore drilling units located worldwide, including the Middle East, India, Mexico, the North Sea, Brazil, West Africa and the U.S. Gulf of Mexico.

In March 2009, we completed a transaction pursuant to which Noble-Cayman, by way of schemes of arrangement under Cayman Islands law, became a wholly owned subsidiary of Noble-Swiss (the “Transaction”). In the Transaction, Noble-Swiss issued one of its shares in exchange for each ordinary share of Noble-Cayman. The Transaction effectively changed the place of incorporation of the publicly traded parent of the Noble group of companies from the Cayman Islands to Switzerland.

Noble Drilling Corporation, a Delaware corporation and a wholly-owned indirect subsidiary of Noble-Cayman and Noble-Swiss (“Noble Drilling”), and its predecessors have been engaged in the contract drilling of oil and gas for others in the United States since 1921 and internationally during various periods since 1939. Noble-Cayman became the successor to Noble Drilling as part of the 2002 internal corporate restructuring of Noble Drilling and its subsidiaries. Noble-Cayman’s principal executive offices are located at P.O. Box 309 GT, Ugland House, South Church Street, Georgetown, Grand Cayman, Cayman Islands, BWI, and its telephone number is (345) 949-8080.

About NHIL

NHIL is a wholly-owned indirect subsidiary of Noble-Swiss and Noble-Cayman. NHIL performs, through its subsidiaries, contract drilling services with a fleet of offshore drilling units located primarily in the Middle East, India, Mexico, the North Sea, Brazil and West Africa. NHIL was organized in the Cayman Islands in 2004. NHIL’s principal offices are located at P.O. Box 309 CT, Ugland House, South Church Street, Georgetown, Grand Cayman, Cayman Islands, BWI, and its telephone number is (345) 949-8026.

Risk Factors

Before you invest in the securities registered under this prospectus, you should carefully consider the “Risk Factors” included in our most recent annual report on Form 10-K, subsequent quarterly reports on Form 10-Q and the applicable prospectus supplement, as well as risks described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and cautionary notes regarding forward-looking statements included or incorporated by reference in this prospectus, together with all of the other information included in this prospectus, the applicable prospectus supplement and the documents we incorporate by reference.

If any of these risks were to materialize, our business, results of operations, cash flows and financial condition could be materially adversely affected. In that case, the ability of any issuer to pay interest on, or principal of, any debt securities issued by it, may be reduced, the trading prices of any publicly traded securities of the issuers could decline and you could lose all or part of your investment.

Use of Proceeds

We intend to use the net proceeds from the sales of securities as set forth in the applicable prospectus supplement.

Ratio of Earnings to Fixed Charges

Our ratio of earnings to fixed charges for each of the periods indicated is as follows:

Twelve Months Ended December 31,
2009	2008	2007	2006	2005

30.9	34.8	22.7	16.7	10.9

For the purpose of calculating these ratios, “earnings” is determined by adding “total fixed charges” (excluding interest capitalized), noncontrolling interest in net income (or reduction for noncontrolling interest in loss) and amortization of interest capitalized to income from continuing operations after eliminating equity in undistributed earnings and adding back losses of companies in which at least 20 percent but less than 50 percent equity is owned. For this purpose, “total fixed charges” consists of (1) interest on all indebtedness and amortization of debt discount and expense, (2) interest capitalized and (3) an interest factor attributable to rentals.

Description of Debt Securities

The following description of debt securities, together with the particular terms of the debt securities offered that will be described in the prospectus supplement relating to such debt securities, sets forth the material terms and provisions of debt securities to be issued by an issuer. The term “issuer,” as used in this section, means the issuer that is listed as the issuer of debt securities in the applicable prospectus supplement relating to the relevant debt securities.

Each issuer may issue debt securities in one or more distinct series. The debt securities may be senior obligations issued in one or more series under a senior indenture between an issuer and The Bank of New York Mellon Trust Company, N.A, as trustee, or subordinated obligations issued in one or more series under a subordinated indenture between an issuer and The Bank of New York Mellon Trust Company, N.A, as trustee.

The debt securities of Noble-Cayman may be guaranteed by NHIL. The debt securities of NHIL will be guaranteed by Noble-Cayman. The specific terms of these sales will be provided in supplements to this prospectus.

We have summarized material provisions of the indentures below. The forms of the indentures listed above have been filed as exhibits to the registration statement, and you should read the indentures for provisions that may be important to you. The following description is qualified in all respects by reference to the actual text of the indentures and the forms of the debt securities.

General

A prospectus supplement and a supplemental indenture relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

•	the issuer of the debt securities;

•	the guarantor of the debt securities, if any;

•	the title of the debt securities of the series and whether the series is senior secured or senior unsecured debt securities or senior or junior subordinated debt securities;

•	any limit on the aggregate principal amount of the debt securities of the series;

•	the person to whom any interest on a debt security shall be payable, if other than the person in whose name that debt security is registered on the regular record date;

•	the date or dates on which the principal and premium, if any, of the debt securities of the series are payable or the method of that determination or the right to defer any interest payments;

•	the rate or rates (which may be fixed or variable) at which the debt securities will bear interest, if any, or the method of determining the rate or rates;

•	the date or dates from which interest will accrue and the interest payment dates on which any such interest will be payable or the method by which the dates will be determined;

•	the regular record date for any interest payable on any interest payment date and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

•	the place or places where the principal of and premium, if any, and any interest on the debt securities of the series will be payable, if other than the Borough of Manhattan, The City of New York;

•	the period or periods within which, the date or dates on which, the price or prices at which and the terms and conditions upon which the debt securities of the series may be redeemed, in whole or in part, at the issuer’s option or otherwise;

•	the issuer’s obligation, if any, to redeem, purchase or repay the debt securities of the series pursuant to any sinking fund or otherwise or at the option of the holders and the period or periods within which, the price or prices at which, the currency or currencies including currency unit or units in which and the terms and conditions upon which, the debt securities will be redeemed, purchased or repaid, in whole or in part;

•	the denominations in which any debt securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof;

•	the currency in which payment of principal of and premium, if any, and interest on debt securities of the series shall be payable, if other than United States dollars;

•	any index, formula or other method used to determine the amount of payments of principal of and premium, if any, and interest on the debt securities;

•	if the principal amount payable at the stated maturity of debt securities of the series will not be determinable as of any one or more dates before the stated maturity, the amount that will be deemed to be the principal amount as of any date for any purpose, including the principal amount that will be due and payable upon any maturity other than the stated maturity or that will be deemed to be outstanding as of any date (or, in any such case, the manner in which the deemed principal amount is to be determined), and if necessary, the manner of determining the equivalent thereof in United States currency;

•	if the principal of or premium, if any, or interest on any debt securities is to be payable, at the issuer’s election or the election of the holders, in one or more currencies or currency units other than that or those in which such debt securities are stated to be payable, the currency, currencies or currency units in which payment of the principal of and premium, if any, and interest on such debt securities shall be payable, and the periods within which and the terms and conditions upon which such election is to be made;

•	if other than the stated principal amount, the portion of the principal amount of the debt securities that will be payable upon declaration of the acceleration of the maturity of the debt securities or provable in bankruptcy;

•	the applicability of, and any addition to or change in, the covenants and definitions then set forth in the applicable indenture or in the terms then set forth in such indenture relating to permitted consolidations, mergers or sales of assets;

•	any changes or additions to the provisions of the applicable indenture dealing with defeasance, including the addition of additional covenants that may be subject to the issuer’s covenant defeasance option;

•	whether any of the debt securities are to be issuable in permanent global form and, if so, the depositary or depositaries for such global security and the terms and conditions, if any, upon which interests in such debt securities in global form may be exchanged, in whole or in part, for the individual debt securities represented thereby in definitive registered form, and the form of any legend or legends to be borne by the global security in addition to or in lieu of the legend referred to in the applicable indenture;

•	the appointment of any trustee, any authenticating or paying agents, transfer agent or registrars;

•	the terms of any guarantee of the payment of principal, interest and premium, if any, with respect to debt securities of the series and any corresponding changes to the provisions of the applicable indenture;

•	any addition to or change in the events of default with respect to the debt securities of the series and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest with respect to the debt securities due and payable;

•	any applicable subordination provisions for any subordinated debt securities in addition to or in lieu of those set forth in this prospectus;

•	if the securities of the series are to be secured, the property covered by the security interest, the priority of the security interest, the method of perfecting the security interest and any escrow arrangements related to the security interest; and

•	any other terms of the debt securities, including any restrictive covenants.

None of the indentures limits the amount of debt securities that may be issued. Each indenture allows debt securities to be issued up to the principal amount that may be authorized by the issuer and may be in any currency or currency unit designated by the issuer.

The debt securities may be issued as discounted debt securities bearing no interest (or interest at a rate that at the time of issuance is below market rates) to be sold at a discount below their stated principal amount.

Federal income tax consequences and other special considerations applicable to any of these discounted debt securities will be described in the applicable prospectus supplement.

Debt securities of a series may be issued in registered, bearer, coupon or global form.

In the future we or one or more of our subsidiaries may also issue debt securities other than the debt securities described in this prospectus. There is no requirement that any other debt securities that we or our subsidiaries issue be issued under the indentures described in this prospectus. Any other debt securities that we or our subsidiaries issue may be issued under other indentures or instruments containing provisions that differ from those included in the indentures or that are applicable to one or more issues of debt securities described in this prospectus.

Guarantee

The debt securities of Noble-Cayman may be guaranteed by NHIL. The debt securities of NHIL will be guaranteed by Noble-Cayman. The specific terms and provisions of each guarantee will be described in the applicable prospectus supplement.

Subordination

Under each subordinated indenture, payment of the principal of and interest and any premium on the subordinated debt securities will generally be subordinated and junior in right of payment to the prior payment in full of all the issuer’s senior indebtedness. Each subordinated indenture provides that no payment of principal, interest and any premium on subordinated debt securities may be made in the event:

•	of any insolvency, bankruptcy or similar proceeding involving the issuer or its respective property, or

•	of any event of default in the payment of any principal of, or premium or interest on, any senior indebtedness of the issuer, when due or payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise unless and until such payment default has been cured or waived or otherwise ceased to exist.

The subordinated indentures will not limit the amount of senior indebtedness that the issuers may incur.

“Senior indebtedness” is defined with respect to an issuer to include (i) all notes or other unsecured evidences of indebtedness, including guarantees given by the issuer, for money borrowed by the issuer, not expressed to be subordinate or junior in right of payment to any other indebtedness of the issuer, and (ii) any modifications, refunding, deferrals, renewals or extensions of any such notes or other evidence of indebtedness issued in exchange for such indebtedness.

Amalgamation, Consolidation, Merger or Sale

Unless otherwise provided in the applicable prospectus supplement with respect to any series of debt securities, each indenture will provide that the issuer will not, in any transaction or series of transactions, consolidate or amalgamate with or merge into any person, or sell, lease, convey, transfer or otherwise dispose of all or substantially all of its assets to any person, other than a direct or indirect wholly-owned subsidiary, unless:

•	either (i) the issuer shall be the continuing corporation or (ii) the person formed by such consolidation or amalgamation or into which the issuer is merged, or to which such sale, lease, conveyance, transfer or other disposition shall be made, shall expressly assume, by a supplemental indenture, the due and punctual payment of the principal of, premium, if any, and interest on and additional amounts with respect to all the debt securities and the performance of the issuer’s covenants and obligations under the indenture and the debt securities;

•	immediately after giving effect to the transaction or series of transactions, no default or event of default shall have occurred and be continuing or would result from the transaction; and

•	the issuer delivers to the applicable trustee an officer’s certificate and an opinion of counsel, each stating that the transaction and the supplemental indenture comply with the indenture.

Modification of Indentures

Under each indenture, the rights and obligations of the issuer and the rights of the holders may be modified with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series affected by the modification. No modification of the principal or interest payment terms, and no modification reducing the percentage required for modifications, will be effective against any holder without its consent.

The issuer under an indenture generally may amend the indenture or the debt securities issued under the indenture with the written consent of the holders of a majority in principal amount of the outstanding debt securities affected by the amendment. The holders of a majority in principal amount of the outstanding debt securities of (i) any series may also waive the issuer’s compliance in a particular instance with any provision of the applicable indenture with respect to such series of debt securities and (ii) all series may waive the issuer’s compliance in a particular instance with any provision of the applicable indenture with respect to all series of debt securities issued thereunder. The issuer under an indenture must obtain the consent of each holder of debt securities affected by a particular amendment or waiver, however, if such amendment or waiver:

•	changes the stated maturity of such debt securities, or any installment of principal of or interest on, any such debt securities;

•	reduces the principal amount of or the interest rate applicable to any such debt securities;

•	changes any place of payment for any such debt securities;

•	changes the currency in which the principal, premium, or interest of any such debt securities may be repaid;

•	impairs the right of the holder of any such debt securities to institute suit for the enforcement of any payment due in respect of any such debt securities on or after stated maturity;

•	reduces the amount of such debt securities whose holders must consent to an amendment, supplement or waiver; or

•	waives any default in the payment of principal of, or premium or interest on, any such debt securities due under the indenture.

Notwithstanding the foregoing, the issuer under an indenture may amend either the indenture or any series of debt securities issued under the indenture without the consent of any holder thereof:

•	to cure any ambiguity, defect or inconsistency;

•	to comply with the indenture’s provisions with respect to successor corporations;

•	to comply with any requirements of the SEC to effect or maintain qualification under the U.S. Trust Indenture Act of 1939, as amended;

•	to make any change that does not adversely affect the rights of any holder of such debt securities in any material respect; or

•	to issue additional debt securities as permitted by the indenture.

Events of Default

•	“Event of Default” when used in an indenture will mean any of the following:

•	failure to pay the principal of or any premium on any debt security when due;

•	failure to deposit any sinking fund payment when due;

•	failure to pay interest on any debt security for 30 days;

•	failure to perform any other covenant in the indenture that continues for 90 days after being given written notice from the trustee or the issuer and the trustee receive notice from the holders of at least 25% in principal amount of such outstanding debt securities as provided in the indenture;

•	certain events in bankruptcy, insolvency or reorganization, as the case may be;

•	failure to keep any applicable full and unconditional guarantee in place; or

•	any other Event of Default included in any indenture or supplemental indenture.

An Event of Default for a particular series of debt securities issued under an indenture does not necessarily constitute an Event of Default for any other series of debt securities issued under the indenture. The trustee may withhold notice to the holders of debt securities of any default (except in the payment of principal or interest) if it considers such withholding of notice to be in the best interests of the holders.

If an Event of Default for any series of debt securities issued under an indenture occurs and continues, the trustee or the holders of at least 25 percent in aggregate principal amount of the debt securities of the series affected by such Event of Default, or of all series of debt securities if the Event of Default is a result of failure to perform any covenant in the indenture, may declare the entire principal of all the debt securities of that series to be due and payable immediately. If an Event of Default occurs that is a result of certain events in bankruptcy, insolvency or reorganization, as the case may be, the principal amount of the outstanding securities of all series issued under an indenture ipso facto shall become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder. If any of the above happens, subject to certain conditions, the holders of a majority of the aggregate principal amount of the debt securities of that series can void the declaration.

The holders of a majority in principal amount of the debt securities of any series issued under an indenture may waive any past default with respect to such debt securities under the indenture and its consequences, except:

•	in the case of the payment of the principal of, or premium (if any) or interest on, such debt securities; or

•	except as described in this prospectus under the caption “— Amendment, Supplement and Waiver.”

Other than its duties in case of a default, a trustee is not obligated to exercise any of its rights or powers under any indenture at the request, order or direction of any holders, unless the holders offer the trustee reasonable indemnity. If they provide this reasonable indemnification, the holders of a majority in principal amount of any series of debt securities issued under an indenture may direct the time, method and place of conducting any proceeding or any remedy available to the trustee, or exercising any power conferred upon the trustee, for such series of debt securities.

Covenants

Under each indenture, the issuer will:

•	pay the principal of, and interest and any premium on, any debt securities issued under the indenture when due;

•	maintain a place of payment;

•	deliver a report to the trustee at the end of each fiscal year reviewing the issuer’s obligations under the indenture; and

•	deposit sufficient funds with any paying agent on or before the due date for any principal, interest or premium.

Payment and Transfer

Principal of and interest and any premium on fully registered securities will be paid at designated places. Payment will be made by check mailed to the persons in whose names the debt securities issued under an indenture are registered on days specified in the indenture or any prospectus supplement. Debt securities payments in other forms will be paid at a place designated by the issuer and specified in a prospectus supplement.

Fully registered securities may be transferred or exchanged at the corporate trust office of the trustee or at any other office or agency maintained by us for such purposes, without the payment of any service charge except for any tax or governmental charge.

Book-Entry Procedures

We will issue the debt securities in the form of one or more global securities in fully registered form initially in the name of Cede & Co., as nominee of The Depository Trust Company (or DTC), or such other name as may be requested by an authorized representative of DTC. The global securities will be deposited with the trustee as custodian for DTC and may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any nominee to a successor of DTC or a nominee of such successor.

DTC has advised us as follows:

•	DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the U.S. Exchange Act.

•	DTC holds securities that its participants deposit with DTC and facilitates the settlement among direct participants of securities transactions, such as transfers and pledges, in deposited securities, through electronic computerized book-entry changes in direct participants’ accounts, thereby eliminating the need for physical movement of securities certificates.

•	Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.

•	DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange LLC and the Financial Industry Regulatory Authority, Inc.

•	Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly.

•	The rules applicable to DTC and its direct and indirect participants are on file with the Commission.

Purchases of debt securities under the DTC system must be made by or through direct participants, which will receive a credit for the debt securities on DTC’s records. The ownership interest of each actual purchaser of debt securities is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners of the debt securities will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owner entered into the transaction. Transfers of ownership interests in the debt securities are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the debt securities, except in the event that use of the book-entry system for the debt securities is discontinued.

To facilitate subsequent transfers, all debt securities deposited by direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of debt securities with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the debt securities; DTC’s records reflect only the identity of the direct participants to whose accounts such debt securities are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by, direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the global securities. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the debt securities are credited on the record date (identified in the listing attached to the omnibus proxy).

All payments on the global securities will be made to Cede & Co., as holder of record, or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or the trustee on payment dates in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participant and not of DTC, us or the trustee, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, and interest to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) shall be the responsibility of us or the trustee. Disbursement of such payments to direct participants shall be the responsibility of DTC, and disbursement of such payments to the beneficial owners shall be the responsibility of direct and indirect participants.

DTC may discontinue providing its service as securities depositary with respect to the debt securities at any time by giving reasonable notice to the issuer or the trustee. In addition, we may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depositary). Under such circumstances, in the event that a successor securities depositary is not obtained, note certificates in fully registered form are required to be printed and delivered to beneficial owners of the global securities representing such debt securities.

None of the issuers, the trustee nor any underwriter of any debt securities will have any responsibility or obligation to direct or indirect participants, or the persons for whom they act as nominees, with respect to the accuracy of the records of DTC, its nominee or any participant with respect to any ownership interest in the debt securities, or payments to, or the providing of notice to participants or beneficial owners.

So long as the debt securities are in DTC’s book-entry system, secondary market trading activity in the debt securities will settle in immediately available funds. All payments on the debt securities issued as global securities will be made by us in immediately available funds.

Defeasance

Each issuer under an indenture will be discharged from its obligations on the debt securities of any series issued under the indenture at any time if sufficient cash or government securities are deposited with the trustee under the indenture to pay the principal, interest, any premium and any other sums due to the stated maturity date or a redemption date of the debt securities of the series. If this happens, the holders of the debt securities of the series will not be entitled to the benefits of the indenture except for registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities.

The debt securities of any series may also provide for legal defeasance. Legal defeasance is permitted only if the issuer has received from, or there has been published by, the United States Internal Revenue

Service a ruling to the effect that legal defeasance will not cause holders of the debt securities to recognize income, gain or loss for United States federal income tax purposes.

Under U.S. federal income tax law as of the date of this prospectus, a discharge may be treated as an exchange of the related debt securities. Each holder might be required to recognize gain or loss equal to the difference between the holder’s cost or other tax basis for the debt securities and the value of the holder’s interest in the trust. Holders might be required to include as income a different amount than would be includable without the discharge. Prospective investors are urged to consult their own tax advisers as to the consequences of a discharge, including the applicability and effect of tax laws other than the U.S. federal income tax law.

The Trustee

The Bank of New York Mellon Trust Company, N.A. acts as trustee or will act as the initial trustee, conversion agent, paying agent, transfer agent and registrar with respect to debt securities under each indenture. Bank of New York Mellon Trust Company, N.A is also the trustee under existing indentures governing (1) currently outstanding Senior Notes due 2019 of Noble Drilling, which notes are guaranteed by Noble-Cayman, (2) currently outstanding Senior Notes due 2013 of Noble-Cayman, which notes are guaranteed by Noble Drilling, and (3) currently outstanding Senior Notes due 2014 of NHIL, which notes are guaranteed by Noble-Cayman. The Bank of New York Mellon Trust Company, N.A also acts as indenture trustee, performs certain other services for, and transacts other banking business with us in the normal course of business. The address of the trustee is 601 Travis Street, 16th Floor, Houston, Texas 77002, Attention: Corporate Trust Administration.

Governing Law

Unless otherwise indicated in the prospectus supplement, each indenture and the debt securities of each series will be governed by and construed in accordance with the laws of the State of New York.

Notices

Notices to holders of debt securities will be given by mail to the addresses of such holders as they appear in the security register.

Plan of Distribution

Noble-Cayman and NHIL may sell the securities offered in this prospectus in and outside the United States (a) through agents; (b) through underwriters or dealers; (c) directly to one or more purchasers; or (d) through a combination of any of these methods. The applicable prospectus supplement will include the following information:

•	the terms of the offering;

•	the names of any underwriters, dealers or agents, and the respective amounts of securities underwritten or purchased by each of them;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price of the securities;

•	the net proceeds to the respective issuers from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.

By Agents

Offered securities may be sold through agents designated by an issuer. In the prospectus supplement, the issuer will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable by an issuer to the agent. Unless the issuer informs you otherwise in the prospectus supplement, the agents will agree to use their reasonable best efforts to solicit purchases for the period of their appointment. An issuer may sell securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the U.S. Securities Act with respect to those securities. The terms of any such sales will be described in the applicable prospectus supplement.

By Underwriters or Dealers

If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The underwriter may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as an underwriter. Unless the issuer informs you otherwise in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the securities of the series offered if any of the securities are purchased. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

If an issuer uses dealers in the sale of securities, it will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The dealers participating in any sale of the securities may be deemed to be underwriters within the meaning of the U.S. Securities Act, with respect to any sale of those securities. The issuer will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales

Offered securities may also be sold directly by an issuer. In this case, no underwriters or agents would be involved.

Delayed Delivery Contracts

If the prospectus supplement so indicates, an issuer may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts.

These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

Underwriters, dealers and agents that participate in the distribution of the offered securities may be underwriters as defined in the U.S. Securities Act, and any discounts or commissions received by them from an issuer or guarantor and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the U.S. Securities Act. Any underwriters or agents will be identified and their compensation described in the applicable prospectus supplement.

Noble-Cayman or NHIL may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the U.S. Securities Act, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make.

Underwriters, dealers and agents may engage in transactions with, or perform services for, Noble-Cayman, NHIL or other subsidiaries of Noble-Swiss in the ordinary course of their businesses.

Unless otherwise stated in a prospectus statement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities if any are purchased.

The applicable prospectus supplement will set forth the place and time of delivery for the securities in respect of which this prospectus is delivered.

Legal Matters

Except as set forth in the applicable prospectus supplement, the validity of the debt securities under United States laws will be passed upon for Noble-Cayman or NHIL, as applicable, by Baker Botts L.L.P., Houston, Texas.

Experts

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K of Noble Corporation (Cayman Islands) for the year ended December 31, 2009 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Noble Corporation (Cayman Islands)

Debt Securities

Guarantees

Noble Holding International Limited

Debt Securities

Guarantees

PROSPECTUS

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	Other Expenses of Issuance and Distribution

The following is a statement of the expenses (other than underwriting compensation) to be incurred by us in connection with a distribution of the securities registered under this registration statement. The amounts set forth, except for the SEC registration fee, are estimated.

Securities and Exchange Commission registration fee(1)	$106,950
Accounting fees and expenses	400,000
Trustee fees and expenses (including counsel fees)	50,000
Legal fees and expenses	220,000
Printing and engraving fees	75,000
Rating Agency fees	300,000
Miscellaneous	18,050
Total	$1,170,000

(1)	Pursuant to Rule 457(p) of the Securities Act, the registrants hereby offset the registration fee required in connection with this registration statement by $8,350, representing the amount of the registration fee associated with unsold securities, which registration fee was previously paid in connection with the filing of the Registration Statement on Form S-3 (Registration No. 333-107595) originally filed on August 1, 2003. Accordingly, a registration fee of $98,600 is being paid in connection with this registration statement.

ITEM 15.	Indemnification of Directors and Officers

Noble Corporation (Cayman Islands)

Noble Corporation is a Cayman Islands exempted company limited by shares (“Noble-Cayman”). Cayman Islands law does not limit the extent to which a company’s articles of association may provide for the indemnification of its directors, officers, employees and agents except to the extent that such provision may be held by the Cayman Islands courts to be contrary to public policy.

Noble-Cayman’s articles of association provide the following:

Article 44.1 of Noble-Cayman’s articles of association provides that no Noble-Cayman director will be personally liable to Noble-Cayman or its members for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director’s duty of loyalty to Noble-Cayman or to its members, (b) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law or (c) for any transaction from which the director derived an improper personal benefit.

Article 44.2 of Noble-Cayman’s articles of association provides that Noble-Cayman will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of Noble-Cayman), by reason of the fact that such person is or was a director, officer, employee or agent of Noble-Cayman, or is or was serving at the request of Noble-Cayman as a director, officer, employee or agent of another company, corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of Noble-Cayman, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of Noble-Cayman, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

Article 44.3 of Noble-Cayman’s articles of association provides that Noble-Cayman shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of Noble-Cayman to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of Noble-Cayman, or is or was serving at the request of Noble-Cayman as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of Noble-Cayman, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to Noble-Cayman unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the such court shall deem proper.

Any indemnification under Article 44.2 or Article 44.3 of Noble-Cayman’s articles of association (unless ordered by a court) shall be made by Noble-Cayman only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Article 44.2 or Article 44.3 of Noble-Cayman’s articles of association. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (a) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (b) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (c) if there are not such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (d) by Noble-Cayman’s members.

To the extent that a present or former director or officer of Noble-Cayman has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in either of Articles 44.2 or 44.3 or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Expenses (including attorneys’ fees) incurred by a present or former officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by Noble-Cayman in advance of the final disposition of such action, suit or proceeding upon receipt by Noble-Cayman of an undertaking by or on behalf of such officer or director to repay all such amounts advanced if it shall ultimately be determined that such person is not entitled to be indemnified by Noble-Cayman under its articles of association or otherwise. Such expenses (including attorneys’ fees) incurred by present or former employees or agents of Noble-Cayman other than officers or directors may be so paid upon such terms and conditions, if any, as Noble-Cayman deems appropriate.

The indemnification and advancement of expenses shall not be deemed exclusive of any other rights to which any person seeking indemnification or advancement of expenses may be entitled under any law, agreement, vote of members or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. Any repeal or modification of the rights to indemnification and advancement of expenses provided for in Noble-Cayman’s articles of association shall not affect any rights or obligations then existing.

Noble-Cayman has entered into an indemnity agreement with each of its directors and officers to supplement the indemnification protection available under Noble-Cayman’s articles of association referred to above. These indemnity agreements generally provide that Noble-Cayman will indemnify the parties thereto to the fullest extent permitted by law.

Noble-Cayman also maintains insurance to protect itself and its directors, officers, employees and agents against expenses, liabilities and losses incurred by such persons in connection with their services in the foregoing capacities.

Noble Holding International Limited

The articles of association of Noble Holding International Limited, a Cayman Islands company (“NHIL”), provide that every director, agent or officer of NHIL shall be indemnified out of the assets of NHIL against any liability incurred by such director, agent or officer as a result of any act or failure to act in carrying out his functions other than such liability (if any) that he may incur by his own willful neglect or default. No such director, agent or officer shall be liable to NHIL for any loss or damage in carrying out his functions unless that liability arises through the willful neglect or default of such director, agent or officer.

ITEM 16.	Exhibits

Exhibit No.		Document

1	.1*	Form of Underwriting Agreement.
4.1		Memorandum of Association of Noble Corporation, a Cayman Islands company (“Noble-Cayman”) (filed as Exhibit 3.1 to Noble-Cayman’s Current Report on Form 8-K filed on March 30, 2009 and incorporated herein by reference).
4.2		Articles of Association of Noble-Cayman (filed as Exhibit 3.1 to Noble-Cayman’s Current Report on Form 8-K filed on March 30, 2009 and incorporated herein by reference).
4.3		Memorandum of Association of Noble Holding International Limited (filed as Exhibit 4.5 to Noble-Cayman’s Registration Statement on Form S-3 (No. 333-155421) and incorporated herein by reference).
4.4		Articles of Association of Noble Holding International Limited (filed as Exhibit 4.6 to Noble-Cayman’s Registration Statement on Form S-3 (No. 333-155421) and incorporated herein by reference).

Exhibit No.	Document

4.5	Indenture, dated as of May 26, 2006, between Noble-Cayman, as Issuer, and JPMorgan Chase Bank, National Association, as trustee (filed as Exhibit 4.1 to Noble-Cayman’s Current Report on Form 8-K filed on May 26, 2006 and incorporated herein by reference).
4.6	First Supplemental Indenture, dated as of May 26, 2006, between Noble-Cayman, as Issuer, Noble Drilling Corporation, as Guarantor, and JP Morgan Chase Bank, National Association, as trustee, relating to 5.875% senior notes due 2013 of Noble-Cayman (filed as Exhibit 4.2 to the Noble-Cayman’s Current Report on Form 8-K filed on May 26, 2006 and incorporated herein by reference).
4.7	Second Supplemental Indenture, dated as of October 1, 2009, among Noble-Cayman, as Issuer, Noble Drilling Corporation, as Guarantor, Noble Holding International Limited, as Guarantor, and The Bank of New York Mellon Trust Company, N.A., as Trustee, relating to Noble-Cayman’s 5.875% Senior Notes due 2013 (filed as Exhibit 4.3 to Noble-Cayman’s Form 8-K filed on October 1, 2009 and incorporated herein by reference).
4.8	Specimen Note for the 5.875% senior notes due 2013 of Noble-Cayman (filed as Exhibit 4.3 to Noble-Cayman’s Current Report on Form 8-K filed on May 26, 2006 and incorporated herein by reference).
4.9	Revolving Credit Agreement, dated as of March 15, 2007, among Noble-Cayman; the Lenders from time to time parties thereto; Citibank, N.A., as Administrative Agent, Swingline Lender and an Issuing Bank; SunTrust Bank, as Syndication Agent; The Bank of Tokyo-Mitsubishi UFJ, Ltd., Houston Agency, Fortis Capital Corp., and Wells Fargo Bank, N.A., as Co-Documentation Agents; and Citigroup Global Markets Inc., and SunTrust Robinson Humphrey, a division of SunTrust Capital Markets, Inc., as Co-Lead Arrangers and Co-Book Running Managers (filed as Exhibit 4.1 to Noble-Cayman’s Current Report on Form 8-K filed on March 20, 2007 and incorporated herein by reference).
4.10	Subsidiary Guaranty Agreement, dated as of October 1, 2009, among Noble Holding International Limited, Noble-Cayman and Citibank, N.A., as Administrative Agent, relating to Noble-Cayman’s revolving credit agreement (filed as Exhibit 4.4 to Noble-Cayman’s Current Report on Form 8-K filed on October 1, 2009 and incorporated herein by reference).
4.11	Form of Limited Consent of Noble-Cayman (filed as Exhibit 1.1 to Noble-Cayman’s Current Report on Form 8-K filed on January 21, 2009 and incorporated herein by reference).
4.12	Indenture, dated as of November 21, 2008, between Noble Holding International Limited, as Issuer, and The Bank of New York Mellon Trust Company, N.A., as Trustee (filed as Exhibit 4.1 to Noble-Cayman’s Current Report on Form 8-K filed on November 21, 2008 and incorporated herein by reference).
4.13	First Supplemental Indenture, dated as of November 21, 2008, among Noble Holding International Limited, as Issuer, Noble-Cayman, as Guarantor, and The Bank of New York Mellon Trust Company, N.A., as Trustee, relating to 7.375% senior notes due 2014 of Noble Holding International Limited (filed as Exhibit 4.2 to Noble-Cayman’s Current Report on Form 8-K filed on November 21, 2008 and incorporated herein by reference).
4.14	Specimen Note for the 7.375% senior notes due 2014 of Noble Holding International Limited (filed as Exhibit 4.3 to Noble-Cayman’s Current Report on Form 8-K filed on November 21, 2008 and incorporated herein by reference).
4.15	Form of Subordinated Indenture of Noble-Cayman (filed as Exhibit 4.18 to Noble-Cayman’s Registration Statement on Form S-3 (No. 333-131885) and incorporated herein by reference).
4.16	Form of Subordinated Indenture of Noble Holding International Limited (filed as Exhibit 4.19 to Noble-Cayman’s Registration Statement on Form S-3 (No. 333-155421) and incorporated herein by reference).
4.17	Form of Subordinated Debt Security of Noble-Cayman (included in Exhibit 4.15).
4.18	Form of Subordinated Debt Security of Noble Holding International Limited (included in Exhibit 4.16).
5.1	Opinion of Baker Botts L.L.P.
12.1	Statement re Computation of Ratio of Earnings to Fixed Charges.
23.1	Consent of PricewaterhouseCoopers LLP.
23.2	Consent of Baker Botts L.L.P. (contained in its opinion filed as Exhibit 5.1).
24.1	Powers of Attorney (included in signature pages hereto).
25.1	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, with respect to Trustee under the Noble-Cayman Senior Indenture and the Noble Holding International Limited Senior Indenture.
25.2	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, with respect to Trustee under the Noble-Cayman Subordinated Indenture and the Noble Holding International Limited Subordinated Indenture.

*	To be filed by amendment or as an exhibit to a Current Report on Form 8-K in connection with a specific offering.

ITEM 17.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the U.S. Securities Act of 1933, as amended, Noble Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Grand Cayman, Cayman Islands, on the 11th day of March, 2010.

NOBLE CORPORATION

By:	/s/ Dennis J. Lubojacky
Name: Dennis J. Lubojacky

Title:	Vice President and Chief Financial Officer

Each person whose signature appears below appoints David W. Williams and Dennis J. Lubojacky, and each of them, each of whom may act without the joinder of the others, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the U.S. Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 11th day of March, 2010.

Signature	Title

/s/ David W. Williams David W. Williams	President and Chief Executive Officer and Director (Principal Executive Officer)

/s/ Dennis J. Lubojacky Dennis J. Lubojacky	Vice President and Chief Financial Officer and Director (Principal Financial and Accounting Officer and Authorized Representative in the United States)

/s/ Alan P. Duncan Alan P. Duncan	Director

/s/ Andrew J. Strong Andrew J. Strong	Director

Pursuant to the requirements of the U.S. Securities Act of 1933, as amended, Noble Holding International Limited certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Grand Cayman, Cayman Islands on the 11th day of March, 2010.

NOBLE HOLDING INTERNATIONAL LIMITED

By:	/s/ Alan R. Hay
Name: Alan R. Hay

Title:	Director

Each person whose signature appears below appoints David W. Williams and Dennis J. Lubojacky, and each of them, each of whom may act without the joinder of the others, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the U.S. Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 11th day of March, 2010.

Signature	Title

/s/ Alan R. Hay Alan R. Hay	Director (Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer and Authorized Representative in the United States)

/s/ Andrew J. Strong Andrew J. Strong	Director

EXHIBIT INDEX

Exhibit No.		Document

1	.1*	Form of Underwriting Agreement.
4.1		Memorandum of Association of Noble Corporation, a Cayman Islands company (“Noble-Cayman”) (filed as Exhibit 3.1 to Noble-Cayman’s Current Report on Form 8-K filed on March 30, 2009 and incorporated herein by reference).
4.2		Articles of Association of Noble-Cayman (filed as Exhibit 3.1 to Noble-Cayman’s Current Report on Form 8-K filed on March 30, 2009 and incorporated herein by reference).
4.3		Memorandum of Association of Noble Holding International Limited (filed as Exhibit 4.5 to Noble-Cayman’s Registration Statement on Form S-3 (No. 333-155421) and incorporated herein by reference).
4.4		Articles of Association of Noble Holding International Limited (filed as Exhibit 4.6 to Noble-Cayman’s Registration Statement on Form S-3 (No. 333-155421) and incorporated herein by reference).
4.5		Indenture, dated as of May 26, 2006, between Noble-Cayman, as Issuer, and JPMorgan Chase Bank, National Association, as trustee (filed as Exhibit 4.1 to Noble-Cayman’s Current Report on Form 8-K filed on May 26, 2006 and incorporated herein by reference).
4.6		First Supplemental Indenture, dated as of May 26, 2006, between Noble-Cayman, as Issuer, Noble Drilling Corporation, as Guarantor, and JP Morgan Chase Bank, National Association, as trustee, relating to 5.875% senior notes due 2013 of Noble-Cayman (filed as Exhibit 4.2 to the Noble-Cayman’s Current Report on Form 8-K filed on May 26, 2006 and incorporated herein by reference).
4.7		Second Supplemental Indenture, dated as of October 1, 2009, among Noble-Cayman, as Issuer, Noble Drilling Corporation, as Guarantor, Noble Holding International Limited, as Guarantor, and The Bank of New York Mellon Trust Company, N.A., as Trustee, relating to Noble-Cayman’s 5.875% Senior Notes due 2013 (filed as Exhibit 4.3 to Noble-Cayman’s Form 8-K filed on October 1, 2009 and incorporated herein by reference).
4.8		Specimen Note for the 5.875% senior notes due 2013 of Noble-Cayman (filed as Exhibit 4.3 to Noble-Cayman’s Current Report on Form 8-K filed on May 26, 2006 and incorporated herein by reference).
4.9		Revolving Credit Agreement, dated as of March 15, 2007, among Noble-Cayman; the Lenders from time to time parties thereto; Citibank, N.A., as Administrative Agent, Swingline Lender and an Issuing Bank; SunTrust Bank, as Syndication Agent; The Bank of Tokyo-Mitsubishi UFJ, Ltd., Houston Agency, Fortis Capital Corp., and Wells Fargo Bank, N.A., as Co-Documentation Agents; and Citigroup Global Markets Inc., and SunTrust Robinson Humphrey, a division of SunTrust Capital Markets, Inc., as Co-Lead Arrangers and Co-Book Running Managers (filed as Exhibit 4.1 to Noble-Cayman’s Current Report on Form 8-K filed on March 20, 2007 and incorporated herein by reference).
4.10		Subsidiary Guaranty Agreement, dated as of October 1, 2009, among Noble Holding International Limited, Noble-Cayman and Citibank, N.A., as Administrative Agent, relating to Noble-Cayman’s revolving credit agreement (filed as Exhibit 4.4 to Noble-Cayman’s Current Report on Form 8-K filed on October 1, 2009 and incorporated herein by reference).
4.11		Form of Limited Consent of Noble-Cayman (filed as Exhibit 1.1 to Noble-Cayman’s Current Report on Form 8-K filed on January 21, 2009 and incorporated herein by reference).
4.12		Indenture, dated as of November 21, 2008, between Noble Holding International Limited, as Issuer, and The Bank of New York Mellon Trust Company, N.A., as Trustee (filed as Exhibit 4.1 to Noble-Cayman’s Current Report on Form 8-K filed on November 21, 2008 and incorporated herein by reference).
4.13		First Supplemental Indenture, dated as of November 21, 2008, among Noble Holding International Limited, as Issuer, Noble-Cayman, as Guarantor, and The Bank of New York Mellon Trust Company, N.A., as Trustee, relating to 7.375% senior notes due 2014 of Noble Holding International Limited (filed as Exhibit 4.2 to Noble-Cayman’s Current Report on Form 8-K filed on November 21, 2008 and incorporated herein by reference).
4.14		Specimen Note for the 7.375% senior notes due 2014 of Noble Holding International Limited (filed as Exhibit 4.3 to Noble-Cayman’s Current Report on Form 8-K filed on November 21, 2008 and incorporated herein by reference).
4.15		Form of Subordinated Indenture of Noble-Cayman (filed as Exhibit 4.18 to Noble-Cayman’s Registration Statement on Form S-3 (No. 333-131885) and incorporated herein by reference).
4.16		Form of Subordinated Indenture of Noble Holding International Limited (filed as Exhibit 4.19 to Noble-Cayman’s Registration Statement on Form S-3 (No. 333-155421) and incorporated herein by reference).
4.17		Form of Subordinated Debt Security of Noble-Cayman (included in Exhibit 4.15).
4.18		Form of Subordinated Debt Security of Noble Holding International Limited (included in Exhibit 4.16).
5.1		Opinion of Baker Botts L.L.P.
12.1		Statement re Computation of Ratio of Earnings to Fixed Charges.
23.1		Consent of PricewaterhouseCoopers LLP.
23.2		Consent of Baker Botts L.L.P. (contained in its opinion filed as Exhibit 5.1).
24.1		Powers of Attorney (included in signature pages hereto).

Exhibit No.	Document

25.1	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, with respect to Trustee under the Noble-Cayman Senior Indenture and the Noble Holding International Limited Senior Indenture.
25.2	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, with respect to Trustee under the Noble-Cayman Subordinated Indenture and the Noble Holding International Limited Subordinated Indenture.

*	To be filed by amendment or as an exhibit to a Current Report on Form 8-K in connection with a specific offering.